Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS RECORD FOURTH QUARTER
DILUTED EPS OF $1.76 AND RECORD FULL YEAR DILUTED EPS OF $3.08

- Fiscal 2011 Net Income Rises to $28.3 Million –

Dayton, Ohio, (March 13, 2012) — REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2011 fourth quarter (“Q4 ‘11”) and twelve months ended January 31, 2012. REX management will host a conference call and webcast today at 11:00 a.m. ET:

Conference Call:	212/231-2931
Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

Net income attributable to REX shareholders in Q4 ‘11 was $14.8 million, or $1.76 per diluted share, compared with a net loss of $4.6 million, or $0.49 per diluted share, in Q4 ‘10. Q4 ‘11 income from continuing operations net of tax attributable to REX shareholders was $14.4 million, or $1.72 per diluted share, compared with a loss of $5.0 million, or $0.53 per diluted share, in Q4 ‘10. The Q4 ‘11 results reflect a one-time pre-tax benefit of $3.5 million ($2.1 million, after tax), or approximately $0.25 per diluted share (after-tax) to account for the net bargain purchase gain associated with REX’s November 1, 2011 acquisition of an additional approximate 50% equity ownership interest in NuGen Energy, LLC, (“NuGen”) which raised its equity ownership in the entity to approximately 98%. The Q4 ‘10 results were impacted by the deconsolidation of Levelland Hockley County Ethanol (“LHCE”) which resulted in a one-time pre-tax charge of $18.4 million ($11.2 million, after tax), or approximately $1.19 per diluted share (after-tax) in the quarter ended January 31, 2011. REX recorded income from discontinued operations of $0.4 million, or $0.04 per diluted share for both the Q4 ‘11 and Q4 ‘10 periods. Per share results in Q4 ‘11 and Q4 ‘10 are based on 8,398,000 and 9,438,000 diluted weighted average shares outstanding, respectively.

REX’s Q4 ‘11 results primarily reflect its alternative energy segment interests in seven operating ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen are consolidated while those of its five other operating plants are reported as equity in income of unconsolidated ethanol affiliates. REX’s Q4 ‘11 net sales and revenue rose 81.7% to $170.5 million, from $93.8 million in Q4 ‘10, primarily reflecting the consolidation of NuGen following REX’s acquisition of an additional 50% interest in the entity and increases in ethanol and distillers grains pricing.

REX recognizes results from its ethanol interests on a quarterly calendar basis, and as a result, REX’s Q4 includes results from ethanol operations for the period October 1, 2011 through December 31, 2011, with the exception of NuGen which is for the period October 1, 2011 through January 31, 2012.

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REX American Resources Q4/FY11 Results, 3/13/12	page 2

Gross profit from REX’s consolidated operations rose 124.8% to $20.4 million in Q4 ‘11 from $9.1 million in Q4’ 10 primarily reflecting the consolidation of NuGen’s operations in the Company’s results and the deconsolidation of LHCE operations at year-end FY 2010. In Q4 ‘11, equity in income of unconsolidated ethanol affiliates declined 17.7% to $5.7 million from $6.9 million in Q4 ‘10 primarily due to REX’s 98% interest in NuGen now being consolidated which more than offset higher overall results from the Company’s unconsolidated ethanol production interests. Principally reflecting these items, REX’s Q4 ‘11 income from continuing operations before income taxes and non controlling interests was $25.1 million compared with a loss of $6.0 million in Q4 ‘10 (which was impacted by the $18.4 million charge related to the deconsolidation of LHCE).

For the fiscal year ended January 31, 2012 net income rose to $28.3 million from $5.1 million while diluted EPS increased to $3.08 from $0.52.

Recent Developments
▪

On November 1, 2011, REX acquired an additional approximate 50% equity ownership interest in NuGen raising its equity ownership in the entity to approximately 98%. REX acquired its additional interest in NuGen, settled its remaining contingent consideration liability (related to the July 2010 purchase of its initial 48% ownership interest in NuGen) for a total of $12.7 million, and made a $7.0 million capital contribution to NuGen to reduce long-term debt. As a result, REX began consolidating the plant’s results in its financial statements effective November 1, 2011.

	–	In February 2012, NuGen repurchased shares which had the effect of raising REX’s equity ownership in the facility to 99%.

▪

Effective December 1, 2011, reflecting its 10% interest in Big River Resources, LLC, REX received a 10% interest in Big River Resources, Boyceville which operates a 55 mgy nameplate plant built by Fagen, Inc. with ICM, Inc. technology in Boyceville, WI.

▪	Effective January 1, 2012, REX acquired an additional 3% ownership interest in Patriot Renewable Fuels, LLC for $1.9 million which increased its ownership in Patriot to 26%.

REX CEO, Stuart Rose, commented, “The Q4 ‘11 and FY ‘11 financial results highlight the value of our return-focused, risk managed approach to investments in state-of-the-art ethanol plants in alignment with farming communities and in locations in close proximity to rail access and feedstocks. Fourth quarter operating results reflect strong contributions from One Earth, NuGen and our unconsolidated ethanol plants. The strength of our seven ethanol production interests is evident in our fourth quarter alternative energy segment operating profit which rose to $25.6 million.

“Given our balance sheet strength, REX has expanded its ownership interest in several ethanol production facilities. In addition, during FY ‘11 we allocated a total of $22.2 million to share repurchases as we bought back approximately 14% of the shares outstanding at the beginning of the fiscal year. With the strong financial results for FY ‘11 we remain well positioned to pursue further ethanol, renewable resource or industrial project investment opportunities that offer attractive risk-adjusted returns.

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REX American Resources Q4/FY11 Results, 3/13/12	page 3

“In summary, throughout fiscal 2011, we’ve increased our participation in ethanol gallon production at state-of-the-art plants in the corn belt while meaningfully reducing the company’s outstanding share base. Together, these initiatives drove significant growth and record EPS while positioning REX for future growth.”

Balance Sheet and Share Repurchase Program

At January 31, 2012, REX had cash and cash equivalents of $75.0 million, $46.1 million of which was at the parent and approximately $28.9 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $91.0 million at January 31, 2011, $72.7 million of which was at the parent and $18.3 million of which was at its consolidated ethanol production facility.

REX repurchased 55,788 shares of its common stock in open market transactions in Q4 ‘11 at an average price of $17.82 and 1,305,589 shares in FY ‘11 at an average price of $17.02. REX is presently authorized to repurchase up to 162,455 shares of its common stock.

At January 31, 2012, REX had lease agreements, as landlord for six former retail store locations. REX has 16 owned former retail stores that were vacant or had temporary seasonal leases at January 31, 2012, which it is marketing to lease or sell. In addition, one former distribution center is partially leased, partially occupied by the REX corporate office and partially vacant. The real estate segment revenue reflects rental income derived from these sites.

Segment Income Statement Data

($ in thousands)	Three Months Ended January 31,		Twelve Months Ended January 31,
	2012	2011	2012	2011

Net sales and revenue:
Alternative energy (1)	$170,078	$93,523	$408,635	$300,389
Real estate	391	289	1,317	1,018

Total net sales and revenues	$170,469	$93,812	$409,952	$301,407

Segment gross profit (loss):
Alternative energy (1)	$20,484	$9,199	$35,179	$31,173
Real estate	(73)	(121)	(1,343)	(543)

Total gross profit	$20,411	$9,078	$33,836	$30,630

Segment profit (loss):
Alternative energy segment profit (loss) (1)	$25,645	$(5,230)	$48,580	$13,403
Real estate segment loss	(122)	(168)	(1,539)	(770)
Corporate expense	(430)	(649)	(2,307)	(2,724)
Interest expense	(19)	(32)	(111)	(205)
Interest income	32	88	319	372
Income from synthetic fuel investments	—	—	2,883	—

Income (loss) from continuing operations before income taxes and noncontrolling interests	$25,106	$(5,991)	$47,825	$10,076

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REX American Resources Q4/FY11 Results, 3/13/12	page 4

(1)

Includes results attributable to non-controlling interests of approximately 44% for Levelland Hockley in fiscal year 2010 and 26% for One Earth in fiscal year 2010 and fiscal year 2011. Effective January 31, 2011, REX reduced its equity ownership in Levelland Hockley to 49% from 56%. Beginning November 1, 2011, the non-controlling interests of NuGen, which equal approximately 2.5% are included in the results.

Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

Segment Assets

	January 31, 2012	January 31, 2011

($ in thousands)
Alternative energy	$367,029	$257,202
Real estate	17,458	22,235
Corporate	53,562	96,285

Total assets	$438,049	$375,722

Supplemental Data Related to REX’s Alternative Energy Interests

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Sold as of January 31, 2012

Entity	Trailing Twelve Months Gallons Sold	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Sold

One Earth Energy, LLC (Gibson City, IL)	104.6M	74%	77.4M
NuGen Energy, LLC (Marion, SD)	114.6M	99%	113.5M
Patriot Renewable Fuels, LLC (Annawan, IL)	114.8M	26%	29.8M
Big River Resources West Burlington, LLC (West Burlington, IA)	105.5M	10%	10.5M
Big River Resources Galva, LLC (Galva, IL)	106.4M	10%	10.6M
Big River United Energy, LLC (Dyersville, IA)	118.2M	5%	5.9M
Big River Resources Boyceville, LLC (Boyceville, WI) (1)	4.7M	10%	0.5M

Total (2)	668.8M	n/a	248.2M

(1)	REX’s current effective annual gallons sold represents one month of ownership of Big River Resources Boyceville, LLC
(2)	Table excludes results related to the LHCE operations which ceased production in January 2011.

	Three Months Ended January 31,		% Change	Twelve Months Ended January 31,		% Change
Average Price/Cost	2012	2011		2012	2011

Ethanol – gallon	$2.45	$2.21	+10.9%	$2.49	$1.81	+37.6%
Dried distillers grains - ton	$199.65	$148.96	+34.0%	$196.46	$126.25	+55.6%
Grain – bushel	$6.36	$5.44	+16.9%	$6.66	$4.10	+62.4%
Natural gas – mmbtu	$5.18	$4.43	+16.9%	$4.88	$4.80	+1.7%

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REX American Resources Q4/FY11 Results, 3/13/12	page 5

About REX American Resources Corporation

REX American Resources has interests in seven operating ethanol production facilities which in aggregate sold approximately 670 million gallons of ethanol over the last twelve months. REX’s current effective ownership of the trailing twelve month gallons sold by the ethanol production facilities in which it has ownership interests is approximately 248 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

For further information contact:
Douglas Bruggeman	Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
937/276-3931	212/835-8500
rex@jcir.com

-statement of operations follow-

REX American Resources Q4/FY11 Results, 3/13/12	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended January 31,		Twelve Months Ended January 31,

	2012	2011	2012	2011

Net sales and revenue	$170,469	$93,812	$409,952	$301,407
Cost of sales	150,058	84,734	376,116	270,777

Gross profit	20,411	9,078	33,836	30,630
Selling, general and administrative expenses	(3,935)	(2,898)	(10,376)	(9,722)
Equity in income of unconsolidated ethanol affiliates	5,705	6,933	21,532	14,558
Impairment and loss on deconsolidation	—	(18,424)	—	(18,424)
Bargain purchase gain, net	3,541	—	3,541	—
Income from synthetic fuel investments	—	—	2,883	—
Interest income	53	89	417	447
Interest expense	(1,329)	(1,384)	(3,484)	(5,559)
Loss on early termination of debt	—	—	(1)	(48)
Other income	618	192	625	310
Gains (losses) on derivative financial instruments, net	42	423	(1,148)	(2,116)

Income (loss) from continuing operations before income taxes and non-controlling interests	25,106	(5,991)	47,825	10,076
(Provision) benefit for income taxes	(7,678)	2,566	(15,902)	(3,017)

Income (loss) from continuing operations including noncontrolling interests	17,428	(3,425)	31,923	7,059
Income from discontinued operations, net of tax	351	364	1,336	1,522
Gain on disposal of discontinued operations, net of tax	—	3	439	161

Net income (loss) including noncontrolling interests	17,779	(3,058)	33,698	8,742
Net income attributable to noncontrolling interests	(2,990)	(1,545)	(5,428)	(3,673)

Net income (loss) attributable to REX common shareholders	$14,789	$(4,603)	$28,270	$5,069

Weighted average shares outstanding – basic	8,334	9,438	9,117	9,651

Basic income (loss) per share from continuing operations*	$1.73	$(0.53)	$2.90	$0.35
Basic income per share from discontinued operations*	0.04	0.04	0.15	0.16
Basic income per share on disposal of discontinued operations*	—	—	0.05	0.02

Basic net income (loss) per share attributable to REX common shareholders	$1.77	$(0.49)	$3.10	$0.53

Weighted average shares outstanding – diluted	8,398	9,438	9,187	9,825

Diluted income (loss) per share from continuing operations*	$1.72	$(0.53)	$2.88	$0.34
Diluted income per share from discontinued operations*	0.04	0.04	0.15	0.16
Diluted income per share on disposal of discontinued operations*	—	—	0.05	0.02

Diluted net income (loss) per share attributable to REX common shareholders	$1.76	$(0.49)	$3.08	$0.52

*	Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

-balance sheet follows-

REX American Resources Q4/FY11 Results, 3/13/12	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheet
(in thousands) Unaudited

	January 31, 2012	January 31, 2011

Assets
Current assets:
Cash and cash equivalents	$75,013	$91,019
Accounts receivable, net	12,784	9,619
Inventory	30,349	7,819
Refundable income taxes	1,816	8,503
Prepaid expenses and other	3,987	3,055
Deferred taxes, net	3,090	5,834

Total current assets	127,039	125,849
Property and equipment, net	240,084	169,811
Other assets	7,884	5,907
Deferred taxes, net	—	5,206
Equity method investments	61,679	67,349
Restricted investments and deposits	1,363	1,600

Total assets	$438,049	$375,722

Liabilities and equity:
Current liabilities:
Current portion of long-term debt, alternative energy (1)	$14,972	$9,672
Current portion of long-term debt, other	250	342
Accounts payable, trade	5,364	2,557
Deferred income	1,864	3,982
Accrued restructuring charges	—	146
Accrued real estate taxes	2,750	2,393
Accrued payroll and related items	2,882	829
Derivative financial instruments	1,694	1,835
Other current liabilities	7,465	2,811

Total current liabilities	37,241	24,567

Long-term liabilities:
Long-term debt, alternative energy (1)	107,706	69,049
Long-term debt, other	821	1,924
Deferred taxes	4,642	—
Deferred income	552	2,416
Derivative financial instruments	2,541	3,688
Other	2,703	4,114

Total long-term liabilities	118,965	81,191

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	142,994	142,293
Retained earnings	324,323	296,053
Treasury stock	(215,105)	(193,713)

Total REX shareholders’ equity	252,511	244,932
Noncontrolling interests	29,332	25,032

Total equity	281,843	269,964

Total liabilities and equity	$438,049	$375,722

(1)	Long-term debt, alternative energy reflects non-recourse ethanol plant debt at REX’s consolidated ethanol production subsidiaries.

-statement of cash flows follow-

REX American Resources Q4/FY11 Results, 3/13/12	page 8

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows
(in thousands) Unaudited

	Fiscal Year Ended January 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$33,698	$8,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,086	17,943
Impairment charges and loss on deconsolidation, net of cash divested of $2,304	—	16,120
Impairment charges on real estate	1,227	1,021
Income from equity method investments	(21,532)	(14,558)
Dividends received from equity method investments	4,918	4,965
Bargain purchase gain, net	(3,541)	—
Income from synthetic fuel investments	(2,883)	—
Derivative financial instruments	(1,288)	(361)
Gain on disposal of real estate and property and equipment	(683)	(293)
Deferred income	(3,982)	(7,816)
Deferred income tax	14,667	3,803
Changes in assets and liabilities, net of acquisition and deconsolidation:
Accounts receivable	4,216	(2,472)
Inventory	(14,039)	(554)
Prepaid expenses and other assets	1,059	(2,022)
Income taxes refundable	7,852	4,310
Accounts payable-trade	(430)	761
Other liabilities	3,551	(1,668)

Net cash provided by operating activities	34,896	27,921

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7,342)	(6,033)
Proceeds from sale of synthetic fuel investments	2,883	—
Purchase of investments	(1,947)	(9,214)
Acquisition of business, net of cash acquired	12,293	—
Proceeds of note receivable	—	965
Proceeds from sale of real estate and property and equipment	4,445	7,986
Restricted investments	237	500

Net cash provided by (used in) investing activities	10,569	(5,796)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt	(35,653)	(24,793)
Stock options exercised	362	1,518
Payments for loan fees	(627)	—
Payments to noncontrolling interests holders	(2,084)	—
Repayments of contingent consideration liability	(1,251)	—
Treasury stock acquired	(22,218)	(8,229)

Net cash used in financing activities	(61,471)	(31,504)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(16,006)	(9,379)
CASH AND CASH EQUIVALENTS-Beginning of year	91,019	100,398

CASH AND CASH EQUIVALENTS-End of year	$75,013	$91,019

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